Exhibit 1.1

Execution Version

Apple Hospitality REIT, Inc.

(a Virginia corporation)

Common Shares

(No Par Value Per Share)

AMENDMENT NO. 2 TO EQUITY DISTRIBUTION AGREEMENT

August 6, 2026

Jefferies LLC 520 Madison Avenue New York, New York 10022	Huntington Securities, Inc. 41 South High St. Columbus, OH 43215

Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

BofA Securities, Inc. One Bryant Park New York, New York 10036	Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001

BTIG, LLC 65 East 55th Street New York, New York 10022	Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement, dated February 23, 2024, as amended by Amendment No. 1 to Equity Distribution Agreement, dated February 25, 2025 (as amended, the “Agreement”), by and among Apple Hospitality REIT, Inc., a Virginia corporation (the “Company”), and Jefferies LLC, B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, SMBC Nikko Securities America, Inc., Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC.

The Company and each of Jefferies LLC, Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Huntington Securities, Inc., KeyBanc Capital Markets Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each an “Agent” and collectively, the “Agents,” and, together with the Company, the “Parties”) hereby agree to further amend the Agreement (this “Amendment”) to (i) add Huntington Securities, Inc. as an agent pursuant to the terms of the Agreement and (ii) remove references to B. Riley Securities, Inc., SMBC Nikko Securities America, Inc. and Scotia Capital (USA) Inc. throughout the Agreement. The Parties therefore hereby agree as follows:

1. Definition of Agents. The definitions of the terms “Agent” and “Agents” in the first sentence of the Distribution Agreement, Exhibit A and Exhibit D of the Agreement are hereby amended and restated to read as follows:

“Jefferies LLC, Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Huntington Securities, Inc., KeyBanc Capital Markets Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each an “Agent” and collectively, the “Agents”).”

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2. Notice Information. Section 14 of the Agreement is amended and restated in its entirety as follows:

“SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or transmitted by any standard form of telecommunication (i) if to the Company, at the office of the Company, 814 East Main Street, Richmond Virginia 23219, Attention: Elizabeth S. Perkins, Email: lperkins@applereit.com and Matthew Rash, Email: mrash@applereit.com with a copy, which shall not constitute notice, to Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street NW, Washington, DC 20004, Attention: Paul D. Manca, Email: Paul.Manca@hoganlovells.com and Tifarah R. Allen, Email: tifarah.allen@hoganlovells.com or (ii) if to the Agents, at the offices of: Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, fax no.: (414) 298-7474, with a copy to the Legal Department, Email: syndicate@rwbaird.com; BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attention: Equity Syndicate Department, with a copy to the Legal Department at the same address; BofA Securities, Inc., One Bryant Park New York, New York 10036, Attention: Syndicate Department, Email: dg.ecm_execution_services@bofa.com, with a copy to ECM Legal, Email: dg.ecm_legal@bofa.com; BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention ATM Trading Desk, Email: BTIGUSATMTrading@btig.com, Legal, Email: IBLegal@btig.com, Compliance, Email: BTIGcompliance@btig.com; Jefferies Group LLC, 520 Madison Avenue, New York, New York 10022, Attn: General Counsel; Huntington Securities, Inc., 41 South High St., Columbus, OH 43215, Attention Peter Dippolito / Equity Capital Markets, Email: peter.dippolito@huntington.com, ecm_corpservicesexecution@huntington.com; KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers, Email: Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; Nathan.flowers@key.com, tel: 216-689-3910; Regions Securities LLC, 615 South College Street, Suite 600 Charlotte, North Carolina 28202, Attention: ECM Desk, Email: ECMDesk@regions.com; brit.stephens@regions.com; ed.armstrong@regions.com; matthew.stewart@regions.com; scott.williams2@regions.com; Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); and in each case with a copy, which shall not constitute notice, to Morrison & Foerster LLP, 2100 L St. NW, Suite 900, Washington, DC 20037, Attention: Justin R. Salon, Email: JustinSalon@mofo.com.”

5. Exhibit B. Exhibit B to the Agreement is replaced by Exhibit B attached hereto, and any references to Exhibit B in the Agreement shall refer to Exhibit B attached hereto.

6. Governing Law. This Amendment and all the rights and obligations of the Parties shall be governed by and construed in accordance with the laws of the State of New York.

7. Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

8. Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

9. Terms used herein but not otherwise defined are used herein as defined in the Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,

APPLE HOSPITALITY REIT, INC.

By:	/s/ Elizabeth S. Perkins
Name: Elizabeth S. Perkins
Title: Senior Vice President and Chief Financial Officer

[Equity Distribution Agreement Amendment No. 2 Signature Page]

The foregoing Amendment No. 2 to the Agreement is hereby confirmed and accepted as of the date first written above.

JEFFERIES LLC

By:	/s/ Michael Bluhm
Name: Michael Bluhm
Title: Managing Director

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

BOFA SECURITIES, INC.

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director, Head of Americas REGL

BTIG, LLC

By:	/s/ Michael Passaro
Name: Michael Passaro
Title: Managing Director

HUNTINGTON SECURITIES, INC.

By:	/s/ Peter Dippolito
Name: Peter Dippolito
Title: Head of Equity Capital Markets

KEYBANC CAPITAL MARKETS INC.

By:	/s/Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Head of REGAL ECM

[Equity Distribution Agreement Amendment No. 2 Signature Page]

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

TRUIST SECURITIES, INC.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

[Equity Distribution Agreement Amendment No. 2 Signature Page]

Exhibit B

Authorized Individuals for Placement Notices and Acceptances

Apple Hospitality REIT, Inc.:

Justin Knight

Email:

Elizabeth S. Perkins

Email:

Matthew Rash

Email:

Jefferies LLC

Donald Lynaugh

Email:

Michael Magarro

Email:

Robert W. Baird & Co. Incorporated

Barbara Nelson

Email:

Sandy Walter

Email:

Matt Gailey

Email:

BMO Capital Markets Corp.

Eric Benedict

Email:

Eileen Connors

Email:

Mehran Feyz

Email:

BofA Securities, Inc.

Matt Warren

Email:

BTIG, LLC

Brenna Cummings

Email:

Nicholas Nolan

Email:

With a copy to:

Huntington Securities, Inc.

Peter Dippolito

Email:

Brian Stauffer

Email:

Brent Stackhouse

Email:

Jon Novak

Email:

With a copy to:

KeyBanc Capital Markets Inc.

Jaryd Banach

Email:

Mike Jones

Email:

John Salisbury

Email:

Nathan Flowers

Email:

Regions Securities LLC

Brit Stephens

Email:

Ed Armstrong

Email:

Matthew Stewart

Email:

Scott Williams

Email:

Truist Securities, Inc.

Keith Carpenter

Email:

Geoff Fennel

Email:

Wells Fargo Securities, LLC

Rohit Mehta

Email:

Nick Gorman

Email:

Joseph Smukler

Email:

Aaron Nath

Email:

Marshall Huynh

Email: